Exhibit 10 j.

OneCap Loan Agreement

Loan Agreement

            This Loan Agreement (the "Agreement") is made and entered into this 22 day of October 2001 by and between Cyberlux Corporation, a Nevada corporation ("Debtor") and OneCap, a Nevada corporation ("Lender").

           WHEREAS, Debtor requires financing for tooling, circuitry, and registration costs associated with the application for public listing of Debtor's common stock; and

          WHEREAS, Lender desires to provide such financing, upon the terms and conditions contained within this Agreement.

            NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, and on the terms and subject to the conditions herein set forth, the parties hereby agree as follows:

ARTICLE I
Definitions

            As used in this Agreement, the following terms shall have the meanings set forth below:

            1.1 Closing. "Closing" shall mean the closing of the transaction contemplated by this Agreement, which shall occur at 10:00 a.m., Pacific Standard Time, on the Closing Date in the offices of OneCap, or at such other time and place as shall be mutually agreed in writing by the parties hereto.

            1.2 Closing Date. "Closing Date" shall mean October 22, 2001, unless otherwise mutually agreed in writing by the parties hereto.

ARTICLE II
Terms and Conditions of Loan

            2.1 Loan. Subject to and upon the terms and conditions contained herein, at the Closing, Lender shall loan to the Debtor the principal sum of ONE HUNDRED SEVENTY THOUSAND DOLLARS ($170,000.00). The specific uses of the proceeds from said loan, and the specific payees of the proceeds from said loan, shall be attached hereto and incorporated herein by reference at Exhibit A. The loan shall be made to Debtor at the Closing, in exchange for Debtor's execution of a Secured Promissory Note (the "Note"), the form of which is attached hereto and incorporated herein by reference at Exhibit B. The Note shall be secured by such collateral (The "Collateral") as is listed in the List of Collateral, attached hereto and incorporated by reference at Exhibit C.

            2.2 Term of Loan. The term of the loan shall be for twelve (12) months from the date of execution of this Agreement. Lender shall have the option of extending the term for an additional six months, provided that Debtor is not in default. Lender shall give thirty (30) days written notice to Debtor of the exercise of said option, and shall pay Lender an extension fee of EIGHT THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($8,750.00) simultaneous with the exercise of the option.

            2.3 Repayment of Loan - Revenue Sharing. Repayment of the loan shall be as fully stated in the Note. Debtor hereby represents and warrants that it will set aside and distribute on the 15th calendar day of each month a minimum of five percent (5%) of all of Debtor's gross revenues during the term of the loan for repayment of the loan until the loan is paid in full. The Debtor shall have the right to prepay the principal amount or any part thereof without penalty at any time.

            2.4 Escrow of Collateral. Debtor shall place the Collateral in escrow with Corporate Regulatory Services, LLC (the "Escrow Agent"), to be held pursuant to the terms of an Escrow Agreement, which is entered into on even date herewith and shall be substantially in the form of Exhibit D hereto.

            2.5 Late Payment. Any amount that remains unpaid ten calendar days from the date such payment was due shall be subject to an additional charge of FIVE PERCENT (5%) of the then outstanding balance. Debtor unconditionally agrees to pay this late charge without demand.

            2.6 Warrants. In addition to the payment terms described above and in the Note, Debtor agrees to issue to Lender warrants to purchase five hundred thousand (500,000) shares of Debtor's common stock at the rate of $0.001 per share pursuant to the terms of the Warrant Certificate attached hereto as Exhibit E, and incorporated by reference herein.

            2.7 Instruments of Closing; Further Assurances.

(a) At the Closing, Lender shall deliver to Debtor:

    A bank wire or cashiers check in the amount of $78,550.00 as enumerated in Exhibit A.; and
    Such other instrument or instruments as shall be necessary or appropriate, as Debtor shall reasonably request.

(b) At the Closing, Debtor shall deliver to Lender:

    The Note, in the form attached at Exhibit B hereto, fully executed by Debtor;
    The Escrow Agreement, fully executed, in the form attached at Exhibit D hereto;
    A fully executed Warrant Certificate, in the form attached at Exhibit E hereto; and
    Such other instrument or instruments as shall be necessary or appropriate, as Lender shall reasonably request.

            2.8 Additional Issuance of Founders Shares: Founders shall not authorize, issue, pledge, promise, or contract for any additional shares of Cyberlux Corporation of behalf of, or for the benefit of, Founders or a related party until this Note has been paid in full

ARTICLE III
Indemnification

            3.1 Debtor's Indemnity. Subject to the terms of this Section, Debtor hereby agrees to indemnify, defend and hold harmless Lender and its officers, directors, agents, attorneys, accountants and affiliates from and against any and all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses ("Claims") asserted against or incurred by Lender by reason of or resulting from a breach by Debtor of any representation, warranty or covenant contained herein, or in any agreement executed pursuant thereto.

            3.2 Remedies Not Exclusive. The remedies provided for in this Section shall not be exclusive of any other rights or remedies available by one party against the other, either at law or in equity.

ARTICLE IV
Security Interest

            4.1 Creation of a Security Interest. As security for the payment of all amounts due under this agreement, the Note, or any other agreement or instrument executed in connection therewith, Debtor hereby grants to the Lender an undivided security interest in the Collateral.

            4.2 Debtor Obligations. Debtor shall pay to Lender all amounts due and owing to Lender arising from or in connection with the Agreement, the Note, or any other agreement or instrument executed in connection therewith, in accordance with the terms of the same, when and as the same become due.

            4.3 Default. The following shall be defined as events of default under this Agreement:

            4.3.1 Nonpayment. Nonpayment of any amount due under the Note for more than fifteen (15) calendar days from the due date, unless the obligation to pay such amount has been otherwise waived in writing by Lender;

            4.3.2 Bankruptcy, Insolvency, Liquidation. Assignment by Debtor for the benefit of creditors, or admission in writing of Debtor's inability to pay her debts as they become due, or filing a voluntary petition in bankruptcy, or adjudication as a bankrupt or insolvent, or filing any petition or answer seeking for herself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or filing any answer admitting or failing to deny the material allegations of a petition filed against her for any such relief, or seeking or consenting to or acquiescing in the appointment of any trustee, receiver or liquidator;

            4.3.3  Transfers and Encumbrance. If Debtor, without the prior written consent of the Lender, shall have attempted to remove, part possession with, sell, transfer, encumber, or assign the Collateral, or any portion thereof, or the Lender's interest under this Agreement, other than where such improper action is remedied within fifteen (15) days after written notice thereof has been given to Debtor; and

            4.3.4 Seizure. If any part of the Collateral shall remain subject to any levy, seizure, involuntary assignment, attachment, forfeiture, application or sale for or by any creditor or governmental agency for more than fifteen (15) days;

            4.3.4  Other Events. If any of the events specifically listed as events of default in the Note occur, they shall be considered events of default under the terms of this Agreement; and

            4.3.5  If any representation, warranty, or other affirmation by Borrower is untrue or materially misleading in any respect.

            4.4. Rights of Lender. Upon the occurrence of any event of default, the Lender shall be entitled to declare the outstanding balance on the Note immediately due and payable. In addition to the right of acceleration granted herein, the Lender shall be entitled to any and all remedies available under the Uniform Commercial Code in effect in the State of Nevada as of the date hereof, as the same may be amended from time to time.

            In the event of any default hereunder or in the performance of any of the obligations secured hereby, Lender may exercise any and all of its rights provided hereunder or by law. Without limiting the generality of the foregoing, any Collateral may, at the sole and absolute option of Lender, (i) be sold hereunder, (ii) be sold pursuant to the Nevada Uniform Commercial Code, or (iii) be dealt with by Lender in any other manner provided by statute, law or equity. Without limiting the foregoing, Lender may require Debtor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender may, in its sole discretion, appoint a third party trustee as the agent of Lender for the purpose of disposition of the Collateral in accordance with the Nevada Uniform Commercial Code. Debtor acknowledges and agrees that a disposition of the Collateral in accordance with Lender's rights and remedies in respect to real property as herein above provided is a commercially reasonable disposition thereof. Debtor acknowledges and agrees that the fact that the price obtained at a private sale may be less than the price which might have been obtained at a public sale does not render a private sale unreasonable even if Lender accepts the first offer received and does not offer the subject property to more than one offered.

ARTICLE V
Termination

            5.1 Termination for Cause. This Agreement may be terminated prior to Closing upon notice to the other party at any time by a party if any representation or warranty of the other party contained in this Agreement or in any certificate or other document executed and delivered by one party to the other is or becomes untrue or breached in any material respect or if one party fails to comply in any material respect with any covenant or agreement contained herein, and any such misrepresentation, breach or noncompliance is not cured, waived, or eliminated before Closing.

            5.2 Termination Without Cause. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time without further obligation or liability on the part of any party in favor of any other by mutual consent of Debtor and Lender.

ARTICLE VI
Miscellaneous Provisions

            6.1 Additional Financing; Right of First Refusal. Borrower will notify Lender of any and all subsequent company financing (including debt or equity), prior to application or upon Borrower's first knowledge of such financing opportunity, and allow Lender to participate equally with any bona fide third parties, exclusive of lines of credit from vendors or suppliers.

            6.2 Production. Debtor hereby represents and warrants that production of its product will begin as soon as practicable, and that, barring circumstances beyond its control, including but not limited to acts of God, war, civil unrest, labor strikes, or other unforeseen circumstances, and that Debtor shall commence the first commercial sale of its products within 120 days of the Closing Date.

            6.3 Public Listing. Debtor hereby represents and warrants that it will diligently move forward with its application for public listing of its common stock, and, barring regulatory delays beyond the control of Debtor, Debtor's common stock shall be listed for public quotation on the National Association of Securities Dealers, Inc.'s Over The Counter Bulletin Board within one hundred eighty (180) days from the Closing date.

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            6.4 Conversion. Lender shall have the unilateral right to have converted the entire amount of principal and interest, or any portion thereof, due and owing to common stock of Debtor. The rate of conversion shall be the lower of $0.15 per share, or a price per share equal to eighty five percent (85%) of the average daily bid price over the ten preceding trading days prior to the date of conversion. If in the event that Debtor's common stock is not trading on the National Association of Securities Dealers, Inc.'s Over The Counter Bulletin Board or other recognized securities exchange, or if in the event that no bid price has been set, then the rate of conversion shall be $0.15 per share.

            6.5 Drafting Parties. Each party executing this Agreement agrees that it has fully participated in the drafting of this Agreement and that no party shall be deemed to be the drafting party of this Agreement. Therefore, subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by Debtor and Lender.

            6.6 Waiver of Compliance; Consents.

                6.6.1 Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the performance of such obligation, covenant or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                6.6.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

            6.7 Notices. All Notices, requests, demands and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by (i) hand; (ii) reliable overnight delivery service; or (iii) facsimile transmission.

If to Debtor, to: 50 Orange Road, P.O. Box 2010, Pinehurst, North Carolina 28374-2010

If to Lender, to: 5450 W. Sahara, 2nd Floor, Las Vegas, Nevada 89146

            6.8 Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

            6.9 Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

            6.10 Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

            6.11 Attorneys' Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

            6.12 Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day that is not a Saturday, Sunday or legal holiday.

            6.13 Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

            6.14 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA. THE PARTIES AGREE THAT ANY LITIGATION RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN CLARK COUNTY, NEVADA.

            6.15 Presumption. This Agreement or any Section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

            6.16 Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

            6.17 Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

            6.18 Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected hereby.

            6.19 Confidentiality. The parties shall keep this Agreement and its terms confidential, but any party may make such disclosures as it reasonably considers are required by law or necessary to obtain financing. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to, financial records, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation.

            6.20 Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except as set forth in the Escrow Agreement.

            6.21 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

            6.22 Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, facsimile signatures shall be treated as originals until such time that applicable pages bearing non-facsimile signatures are obtained from the relevant party or parties.

            6.23 Inducement for Loan. To induce Lender to make the Loan, Borrower hereby represents and warrants to Lender that except as otherwise disclosed to Lender in writing (a) Borrower has complied with any and all laws and regulations concerning its organization, existence and the transaction of its business, and has the right and power to own the patents, or patents pending, and to produce the inventory as contemplated in this Agreement and the other Loan Documents; (b) Borrower is authorized to execute, deliver and perform all of its obligations under the Loan Documents; (c) the Loan Documents are valid and binding obligations of Borrower; (d) Borrower is not in violation of any law, regulation or ordinance, or any order of any court or governmental authority, and no provision of the Loan Documents violates any applicable law, any covenants or restrictions affecting the plans or patents, any order of any court or governmental authority or any contract or agreement binding on Borrower; (e) to the extent required by applicable law, Borrower has filed all necessary tax returns and reports and have paid all taxes and governmental charges thereby shown to be owing; (f) the Financial Statements for

Borrower delivered to Lender are true, correct, and complete in all material respects, and there has been no material change of Borrower's financial condition from the financial condition of Borrower indicated in such Financial Statements; (g) Borrower owns, free and clear of any liens and encumbrances, in its own name, all Collateral, and owns all licenses, and rights, including without limitation, all intellectual property rights, of or relating to, or arising from the Collateral; (h) Borrower owns, without any lien or encumbrance, all of the stock which is a part of the Collateral, or subject to the Warrant, and no other person or entity has any right or interest in or to any of the foregoing.

            6.24 Debtor to Provide Information. Furthermore, Borrower will, upon Lender's reasonable request, (a) promptly correct any defect, error or omission in any Loan Document; (b) execute, acknowledge, deliver, procure, record or file such further instruments and do such further acts as Lender deems necessary, desirable or proper to carry out the purposes of the Loan Documents and to identify and subject to the liens and security interest of the Loan Documents any property intended to be covered thereby, including any renewals, additions, substitutions, replacements, or appurtenances to the Property; (c) execute, acknowledge, deliver, procure, file or record any document or instrument Lender deems necessary, desirable, or proper to protect the liens or the security interest under the Loan Documents against the rights or interests of third persons; and (d) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts deemed necessary, desirable or proper by Lender to comply with the requirements of any agency having jurisdiction over Lender.

            IN WITNESS WHEREOF, the parties hereto have set their hands this _22_ day of October, 2001

CYBERLUX CORPORATION, a	ONECAP, a Nevada corporation
Nevada corporation ("Debtor")	("Lender")

by: __/s/ Donald Evans____________	by: __/s/ Vincent Hesser______________
Donald Evans, President	Vincent Hesser, President

Exhibit a

Use of Proceeds

Use of Proceeds
Use	Amount	Payee

*Industrial Design	$12,400	Robrady Design, Inc.
*Engineering Circuitry	$15,000	TKJ Inc.
*Tooling single cavity molds initial pmt	$13,000	ICT Inc.
**Tooling single cavity molds final pmt	$12,500	ICT Inc. (Cyberlux)
*Registration -Preparation of the Form 10-SB and Form 211, only. Fee does not include "Additional Expenses" under the Contract or other disbursements.	$16,000	CRS
*Audit	$4,000	Beckstead and Watts
*Six (6) months pre-paid interest at 13%	$11,050	OneCap
*Loan Fee	$17,500	OneCap
*Estimated Legal/Closing	$2,500	OneCap
**Circuitry Production Software	$14,000	Controls Inc. and TKJ Inc. (Cyberlux)
Operating Capital/Equipment/G&A	$52,050	Cyberlux et al
Total Use of Funds	$170,000

*OneCap, Inc. shall disburse proceeds directly ($91,450.00)
** Cyberlux has the right to reallocate cost savings in these categories upon proof to lender that work has been completed Cyberlux disbursed remaining proceeds ($78,550.00)

Exhibit b

Secured Promissory Note

SECURED PROMISSORY NOTE

October 22, 2001
$170,000
Las Vegas, NV

            FOR VALUE RECEIVED, the undersigned, Cyberlux Corporation, a Nevada Corporation (the "Borrower"), promises to pay to OneCap, Inc., a Nevada Corporation ("Lender"), the principal sum of One Hundred Seventy Thousand Dollars ($170,000 USD) with interest on the principal balance and on any remaining unpaid balance as hereinafter provided (The "Loan").

            This Secured Promissory Note ("Instrument") is payable on the following terms and conditions:

            1. Payment Terms. Upon the closing, Borrower shall pay Lender the first six (6) months of payments in advance and the remaining unpaid balance of this Instrument shall then accrue interest during the first six (6) months of the term and no additional payment of principal or interest shall be due during the first six (6) months. The unpaid balance of this Instrument shall bear interest at a rate of thirteen (13%) simple interest per annum for the term of this Instrument.

            Borrower hereto agrees to pay Lender on or before the fifteenth (15th) day of the month for the next six (6) months (the seventh through the twelfth months), the minimum of $1,841.67 per month in accrued interest or 5% of gross revenues, whichever is greater.

            Thereafter, the remaining principal balance may be paid in full or if extended, amortized over the next six (6) months after payment of the Loan Extension Fee in the amount of $8,750. Borrower agrees to pay Lender on or before the fifteenth (15th) day of the month for the extended six (6) months, the minimum of the amortized amount per month or 5% of gross revenues, whichever is greater.

            If any default occurs in the payment of any installment under this Instrument and if the default is not cured within fifteen (10) calendar days after the due date thereof, or not cured by the terms of this Agreement, Lender shall have the option to declare the entire amount due and owing, payable in full, without notice. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

            The Borrower waives demand, notice, protest, and diligence and further promises that if this Instrument is not fully paid as above provided, the Borrower will pay all costs and expenses, including a reasonable attorney's fee, that may be incurred in collecting the Loan or any part thereof.

            The Borrower shall have the right to prepay the principal amount or any part thereof without penalty at any time.

            If payment of this Instrument or any portion thereof shall not be made at maturity and any action is brought to enforce collection thereof, the undersigned agrees to pay reasonable attorney's fees and all expenses in such action.

            The undersigned hereby authorizes any attorney at law to appear in any court of record in the State of Nevada, or any other state in the United States, on default in the payment of any installment due on the above obligation, and waive the issuance and service of process, and confess a judgment against the undersigned in favor of the holder for the amount of the note, together with costs of suit and reasonable attorneys' fees, and to release all errors and waive all right of appeals.

            Lender is not required to rely on collateral for the payment of this note in the event of default by the undersigned, but may proceed directly against the undersigned in such manner as Lender deems desirable. None of the rights and remedies of Lender hereunder are to be waived or affected by the failure to delay to exercise any or all of them. All remedies conferred on a holder of this Instrument or any other instrument or agreement shall be cumulative, and none is exclusive. Such remedies may be exercised concurrently or consecutively at the holder's option. This Instrument may be extended for a period of six (6) months according to the terms, conditions and provisions of this Instrument.

            2. Fixed Interest. The unpaid principal balance of the instrument from time to time outstanding shall bear simple interest (the "Fixed Interest"), until this Instrument shall have been paid in full, at the rate of thirteen percent (13%) per annum. All accrued unpaid Fixed Interest shall be due and payable monthly on the fifteenth (15th) of each month, commencing on the signing of this Agreement. BORROWER HAS PREPAID FIRST 6 MONTHS OF INTEREST AND ACKNOWLEDGES THAT THE FIRST THREE MONTHS ARE FULLY EARNED BY LENDER AND NONREFUNDABLE IN ANY EVENT OR REPAYMENT.

            3. Security. This Instrument, and each of the obligations of the Borrower provided herein, is secured by the assets of the Borrower, both tangible and intangible. Borrower hereby transfers and assigns to Lender all of Borrower's right, title and interest, (but not its liability), in, under, and to all design and production contracts, and any and all plans and patents, and agrees that all of the same are covered by the collateral agreement provisions. Borrower agrees to deliver to Lender from time to time upon Lender's request such consents to the foregoing assignment from parties contracting with Borrower as Lender may require. Neither this assignment nor any action by Lender shall constitute an assumption by Lender of any obligation under any contract or with respect to the production, Borrower hereby agrees to perform all of its obligations under any contract, and Borrower shall continue to be liable for all obligations of Borrower with respect thereto. Borrower shall transfer as collateral for security for payment of this or any other liability to Lender due or to become due, or that may be hereafter incurred, property listed in Exhibit C. On Borrower's failure to comply with the terms of this obligation, Lender shall have full power and authority in case of such default or of the nonpayment of any of the liabilities above-mentioned, to sell, assign and deliver all, or any part of such collateral or any substitutes therefor or additions thereto at any broker's board or at public or private sale, at Lender's option, at any time thereafter upon advertisement or notice to Borrower, and with the right on Lender's part to purchase the collateral at such sale without any right of redemption on Lender's part. After deducting all costs and expenses for collection, sale, delivery, including legal expenses, Lender shall be entitled to apply the remaining proceeds of such sale or sales to pay any of Lender's liabilities to remaining proceeds of such sale or sales to pay any of Borrower's liabilities to Lender and return any surplus to the Borrower. In the event of any deficiency, the Borrower will remain liable for such amount.

            4. Financial Statements. Borrower shall deliver to Lender the Financial Statements and other statements and information at the times and for the periods described in (a) the Loan Agreement and (b) any other Loan Document or security instrument, and Borrower shall deliver to Lender from time to time such additional financial statements and information, agreement, or instrument as Lender may at any time request. Borrower will make all of its books, records and accounts available to Lender and its representatives upon request and will permit them to review and copy the same. Borrower shall promptly notify Lender of any material adverse change in the financial condition of Borrower, or in the progress of the production of inventory.

            Borrower shall provide or cause to be provided to Lender all of the following:

            (a) Audited Financial Statements of Borrower for each fiscal year of such reporting party, as soon as reasonably practicable and in any event within ninety (90) days after the close of each fiscal year, and Unaudited Financial Statements of Borrower for each month of such reporting party, as soon as reasonably practicable and in any event within thirty (30) days after the close of each month.

            (b) Copies of filed federal and state income tax returns of Borrower each taxable year, within thirty (30) days after filing but in any event not later than November 15 of each year. If any tax return is not filed on or before such initial due date, a copy(ies) of the IRS extension form(s) (reflecting the approval when required for the extension) must also be provided to Lender.

            (c) From time to time promptly after Lender's request, such additional information, reports and statements respecting the patents, inventory, or the business operations and financial condition of each reporting party, as Lender may reasonably request.

            All Financial Statements shall be in form and detail satisfactory to Lender and shall contain or be attached to the signed and dated written certification of the reporting party in form specified by Lender to certify that the Financial Statements are furnished to Lender in connection with the extension of credit by Lender and constitute a true and correct statement of the reporting party's financial position. All certifications and signatures on behalf of corporations, partnerships or other entities shall be by a representative of the reporting party satisfactory to Lender. All Financial Statements for a reporting party who is an individual shall be on Lender's then-current personal financial statement form or in another form satisfactory to Lender. All fiscal year-end Financial Statements shall be audited and certified, without any qualification or exception not acceptable to Lender, by independent certified public accountants acceptable to Lender, and shall contain all reports and disclosures required by generally accepted accounting principles for a fair presentation.

            5. Costs and Expenses. Without limiting any Loan Document and to the extent not prohibited by applicable laws, Borrower shall pay when due, shall reimburse to Lender on demand and shall indemnify Lender from, all reasonable out-of-pocket fees, costs, and expenses paid or reasonably incurred by Lender in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents (and any amendments, approvals, consents, extensions, waivers and releases requested, required, proposed or done from time to time), or in connection with the collection of the Loan or the enforcement of the obligations of Borrower or the exercise of any right or remedy of Lender, including (a) all fees and expenses of Lender's outside legal counsel; (b) fees and charges of each consultant, inspector and engineer; (c) title insurance charges and premiums; (d) title search or examination costs, including abstracts, abstractors' certificates and uniform commercial code searches; (e) judgment and tax lien searches for Borrower; (f) escrow fees; (g) fees and costs of environmental investigations site assessments and remediations; (h) recordation taxes, documentary taxes, transfer taxes and mortgage taxes; (i) filing and recording fees; and (j) loan brokerage fees. Borrower shall pay all reasonable costs and expenses reasonably incurred by Lender, including attorneys' fees, if the obligations or any part thereof are sought to be collected by or through any collection proceeding including, without limitation, an attorney at law, whether or not involving probate, appellate, administrative or bankruptcy proceedings. Borrower shall pay all reasonable costs and expenses of complying with the Loan Documents, whether or not such costs and expenses are included in the use of funds. Borrower's obligations under this Section shall survive the delivery of the Loan Documents, the making of advances, the payment in full of the obligations, the release or reconveyance of any of the Loan Documents, any bankruptcy or other debtor relief proceeding, and any other event whatsoever.

            6. Late Charge. Borrower acknowledges that late payment to Lender will cause Lender to incur costs not contemplated by this Instrument. Such costs include, without limitation, processing and accounting charges. Therefore, if any payment due and payable to Lender under this Instrument is not received by Lender within ten (10) days from the due date, Borrower shall pay to Lender and additional sum of five percent (5%) of the overdue amount as a late charge. Borrower acknowledges that this late charge represents a reasonable sum considering all of the circumstances existing on the date if the Instrument and represents a fair and reasonable estimate of the cost that Lender will incur by reason of late payment. Borrower further acknowledges that proof of actual damages would be costly or inconvenient to both parties. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue amount and shall not prevent Lender from exercising any of the other rights and remedies available to Lender under the Instrument of otherwise. If the payment required by this provision is found to constitute interest notwithstanding the contrary intention of Borrower and Lender, then such payment shall be subject to the provisions in this Instrument regarding legal interest limitations.

            7. Notice to Lender. Within ten (10) days after Borrower first has knowledge of the occurrence of any of the following events, Borrower shall notify Lender in writing thereof, specifying in each case the action Borrower has taken or will take with respect thereto: (a) any violation of any law or governmental requirement; (b) any litigation, arbitration or governmental investigation or proceeding instituted or threatened against Borrower, and any material development therein; (c) any notice for the non-payment of taxes in relation to the company, inventory, suppliers, or employees (d) any labor controversy pending or threatened against Borrower or any supplier, and any material development in any labor controversy; (e) any notice received by Borrower with respect to the cancellation, alteration or non-renewal of any insurance coverage maintained; (f) any failure by Borrower or any supplier to perform any material obligation under any contract, any event or condition which would permit termination of a contract or suspension of work thereunder, or any notice given by Borrower or any supplier with respect to any of the foregoing; (g) any lien filed against the Company or any stop notice served on Borrower in connection with production of inventory; or (h) any required permit, license, certificate or approval with respect to any patents owned or held by Borrower or any affiliate, plans, or company operations, lapses or ceases to be in full force and effect.

            8. Transfer. Lender may sell or offer to sell the Loan or interests therein to one or more assignees or participants. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loan, including any security for the Loan and credit or other information on the Borrower, any of Borrower's principals and any guarantor, to any actual or prospective assignee or participant, to Lender's affiliates, and to any regulatory body having jurisdiction over Lender, provided Lender shall use good faith efforts to cause any such person to execute a written confidentiality agreement as to Borrower's and Borrower's principals, or the guarantor's, as the case may be, information. Borrower shall execute, acknowledge, and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to the Loan Documents as such person(s) would have if such person(s) were Lender hereunder.

            10. Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

    Any failure to make a timely payment of principal or interest due under this Instrument; or

    Failure of Borrower to set aside, and deliver to Lender on a monthly basis by the 15th calendar day of each month, a schedule of company revenues along with the minimum payment due or the minimum of 5% of total revenues, whichever is greater; or

    If Borrower shall have any tax lien filed against it, and the same is not bonded or discharged within 45 days; or

    If Borrower shall become insolvent; make an assignment for the benefit of creditors; or

    If a receiver, custodian or trustee shall be appointed for Borrower's assets; or

    If there shall be filed by or against Borrower any petition or application for relief under the Bankruptcy Code; or

    If Borrower shall, without Lender's prior written consent, which consent may be withheld at Lender's sole discretion, sell, assign, transfer or otherwise convey any interest to all or any part of the assets or property of the Borrower to any party with the exception of standard bank borrowing for inventory and/or receivable factoring; or

    Any covenant, agreement, condition, representation or warranty in this Agreement (other than covenants to pay the Indebtedness and other than Defaults expressly listed in this Section) is not fully and timely performed, observed or kept within fifteen (15) days after written notice from Lender, including use of funds not in accordance with Exhibit A of the Loan Agreement; or

    Failure to obtain inventory and commence sales of product within 120 days of the date of this Instrument, barring unavoidable delays out of the control of Borrower; or

    Any required permit, license, certificate or approval with respect to the Borrower, patents, or plans lapses or ceases to be in full force and effect and is not reinstated within thirty (30) days; or

    The entry of a judgment against Borrower or the issuance of any attachment, sequestration, or similar writ levied upon any of its property which is not discharged within a period of thirty (30) days; or

    The dissolution or insolvency of Borrower; or

    Any breach or default (after taking into consideration applicable notice, grace and cure periods) by Borrower of any duty, obligation, covenant, representation or warranty contained herein.

            10.1 Based on certain monetary and non-monetary provisions, the Lender upon the occurrence of any Event of Default, at the option of Lender, the entire principal balance and all accrued unpaid interest and any other amounts due to Lender by Borrower shall at once become due and payable, without presentment, demand, protest, notice or any grace period. Borrower will be afforded a ten (10) day opportunity to cure said defaults under sections 10.a, b, c, g, h, i, j, k, and m.

            10.2 Upon any event of Default, Lender at its election may (but shall not be obligated to), without notice, do any one or more of the following: (a) terminate its commitment to lend and any obligation to disburse any additional funds hereunder; (b) terminate any obligation to extend any other credit to or for the account of Borrower; (c) reduce any claim to judgment; (d) exercise any and all rights and remedies afforded by this Instrument, any other loan documents or security instrument, law, equity or otherwise, including obtaining appointment of a receiver (to which Borrower hereby consents); (e) in its own name or in the name of Borrower, enter into possession of the plans, patents, contracts and all other collateral security (including any and all security listed on Exhibit C to the Loan Agreement), perform all work necessary to complete the inventory substantially in accordance with the plans or patents(as modified as deemed necessary by Lender), the loan documents, and all applicable laws, governmental requirements and restrictive covenants, and continue to employ Borrower's engineer and any supplier pursuant to the applicable contracts or otherwise; (f) set-off and apply, to the extent thereof and to the maximum extent permitted by law, any and all deposits, funds, or assets at any time held and any and all other indebtedness at any time owing by Lender to or for the credit or account of Borrower against any Indebtedness; or (g) cause the Board of Directors of Cyberlux to call a special shareholders meeting, with 10 day notice, as set forth in the corporate Bylaws, section 2.

            10.3 The failure to exercise the foregoing option upon the happening of one or more of the foregoing Events of Default shall not constitute a waiver of the right to exercise the same at any subsequent time in respect of the same Event of Default or any hereunder which is late or is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of the right to exercise the foregoing option at the time or at any subsequent time or nullify any prior exercise of such option, (ii) constitute a waiver of the right to receive timely payments in the future, or (iii) constitute a waiver of the right to receive payment in full of all amounts due and payable at the time of such payment. No delay or omission on the part of Lender to exercise any option for acceleration of the maturity of the Indebtedness, or any other option granted to Lender hereunder in any one or more instances, or the acceptances by Lender of any partial payment on account of the Indebtedness, shall constitute a waiver of any such default, and each such option shall remain continuously in full force and effect. No remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other remedies provided for in the Note or any of the other Loan Documents, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder, or under the Note or any of the other Loan Documents, or now or hereafter existing at law or in equity or by statute. Every right, power and remedy given to Lender by this Agreement, the Note or any of the other Loan Documents shall be concurrent, and may be pursued separately, successively or together against Borrower, or the Property or any part thereof, or any personal property granted as security under the Loan Documents, and every right, power and remedy given by this Agreement, the Note or any of the other Loan Documents may be exercised from time to time as often as may be deemed expedient by Lender.

            Lender shall have the right at any time (but shall have no obligation) to take in its name or in the name of Borrower such action as Lender may determine to be necessary to cure any default under any contract or with respect to the plans and patents or to protect the rights of Borrower or Lender with respect thereto.

            11. Collection Cost. If this Instrument is not paid when due, whether at maturity or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after maturity, or if any Event of Default occurs, Borrower agrees to pay all costs of enforcement or collection incurred by the holder hereof including, but limited to, reasonable legal fees and costs, whether or not any action or proceeding is brought or any notice of default or notice of sale is given or filed for recording to enforce the provisions hereof, or of any loan agreement or other instrument evidencing, securing or pertaining to the indebtedness evidenced hereby.

            12. Indemnification. Borrower hereby agrees to indemnify, defend, and hold Lender harmless against and from any loss, cost, liability or expense (including, but not limited to, consultants' fees and expenses and attorneys' fees and expenses) incurred in connection with Borrower's failure to perform such contracts or any action taken by Lender excluding, however, any such loss, cost, expense or liability attributable to the gross negligence of Lender. Borrower represents and warrants to Lender that the copy of any contract furnished or to be furnished to Lender is and shall be a true and complete copy thereof, that the copies of the plans or patents delivered to Lender are and shall be true and complete copies, that there have been no modifications thereof which are not fully set forth in the copies delivered, and that Borrower's interest therein is not subject to any claim, setoff, or encumbrance.

            13. Prepayment. Borrower shall be entitled to prepay this Instrument in whole or in part at any time and from time to time without premium or penalty provided that any prepayment shall be applied first to the payment of accrued interest and next to the payment of any remaining principal.

            14. Severable Provisions. Every Provision of this Instrument is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity, or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

            15. Applicable Law. This Instrument shall be governed by and construed in accordance with the laws of the State of Nevada.

            16. Mandatory Arbitration. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law) conducted in Las Vegas, Nevada.

            17. Successors and Assigns. This Agreement shall be binding upon Borrower, and Borrower's heirs, devisees, representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns; provided, however, that Borrower shall not assign, transfer or encumber its rights or obligations under any Loan Document, or any proceeds of the Loan, or its interest in the Property without the prior written consent of Lender

[Balance of this page intentionally left blank]

18. Relationship. Borrower and Lender intend hereby to establish the relationship to debtor and creditor. Nothing contained herein or elsewhere is the Loan Agreement, and its accompanying exhibits, shall be construed to create between Borrower and Lender any other relationship including, without limitation, that of joint venture, equity venture, partnership or other relationship.

BORROWER:

Cyberlux Corporation
By: Don Evans, President

Exhibit c

Description of Collateral

            Debtor grants Lender, pursuant to the Nevada Uniform Commercial Code, a present and continuing security interest in and to all of the Debtor's assets and personal property which may be listed on Debtor's balance sheet now, or at any time in the future, collateral, goods, equipment, fixtures, building materials, boilers, materials, appliances, satellite dishes and systems, telecommunications systems (including, without limitation, equipment, facilities and devices), carpeting, telephone systems, office equipment and all other office furnishings, and all plumbing, heating, lighting, ventilating, air-conditioning and sprinkler equipment, televisions and television systems, audio and video systems (including, without limitation, equipment, facilities and devices), computer systems and fixtures, any and all present and future accounts, general tangibles, instruments, inventory, documents and chattel paper, all returned, rejected or repossessed goods, the sale or lease of which shall have given or shall give rise to an account or chattel paper, Debtor's books and records in whatever media (paper, electronic or otherwise) recorded or stored, with respect to any of the foregoing and all equipment and general intangibles necessary or beneficial to retain, access and/or process the information contained in those books and records, now or hereafter affecting or relating to Debtor's business or any part thereof, leases (including equipment leases), rental agreements, sales contracts, management contracts, franchise and related agreements, construction contracts, architects contracts, technical services agreements, licenses and permits, receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of or in connection with Debtor's business or acquired from others including, without limiting the generality of the foregoing, wholesale and retail sales of merchandise or goods, service charges, and proceeds (if any) from business interruption or other loss of income insurance, the Debtor's right, title and interest in all royalties, license fees and other income or proceeds derived from trademarks, trademark applications, patents, patent applications, the registrations therefor (and any and all divisions, renewals and continuations thereof, and all Letters of Patent of the Untied States which may be granted thereon and all reissues and extensions thereof, and all rights of priority under International Conventions and applications for Letters of Patent which may hereafter be filed for said improvements in any country or countries foreign to the United States and all extensions, renewals and reissues thereof), the goodwill of the business symbolized by the same, now or hereafter filed, owned or acquired; contract rights, plans, specifications and other similar documents, deposits, general intangibles, accounts, investment property, chattel paper, documents, letter of credit rights and instruments, all escrow accounts or agreements, collection accounts or deposit accounts relating to Debtor's business now maintained or to be established from time to time and any and all certificates or instruments purchased with funds deposited in such account(s), and all renewals of such instruments or certificates and all replacements therefor, whether in the form of certificates of deposit or other instruments, notes, securities or accounts (including, without limitation, money market instruments and accounts) and any other cash or non-cash proceeds of the principal amount of any of the foregoing (including interest and dividends thereon) together with any and all appurtenances, renewals, replacements of, additions to, substitutions for, proceeds of, or articles in substitution whether or not attached to any other property owned or used by Debtor in any manner, and all proceeds and products of any of Debtor's personal property or assets, whether or not a stated on this non-inclusive list of collateral.

            In addition to the foregoing, Debtor also grants Lender, pursuant to the Nevada Uniform Commercial Code and any applicable federal, patent or trademark security rules or regulations, a present and continuing security interest in and to the following specific trademark/patent applications:

    Provisional Application No. 60/156, 718 filed 09/30/00 by Wilderness Power & Light Company (Cyberlux Corporation) for the "Electrochemical Portable Power Plant and Lighting System"; and
    Provisional Application No. 60/224, 783 filed 8/14/2000 by Cyberlux Corporation for the "Cyberlux solid state circuitry diode navigation lights for small craft"; and
    Provisional Application 60/283, 898 filed 4/16/2001 by Cyberlux Corporation for the "Cyberlux Storm Light"; and
    Provisional Application - NEW - filed 6/29/2001 by Cyberlux Corporation for the "Cyberlux Wireless Interim Lighting System".

            In addition to the foregoing, Debtor also grants Lender, pursuant to the Nevada Uniform Commercial Code and any applicable federal, security rules or regulations, a present and continuing security interest in and to the following shares of common stock of Cyberlux, to be held in escrow in accordance with Exhibit D of the Loan Agreement:

Stockholder	Number of Shares	Stock Certificate Number
Donald F. Evans	875,000	1001
David D. Downing	400,000	1002
Julian W. King	25,000	1004
John W. Ringo	300,000	1003
Alan H. Ninneman	500,000	1040
Michael E. Kelly	100,000	1029
Scott W. Elliot	300,000	1005
Research Econometrics, LLC	750,000	1016
Richard F. Lawrence, Jr.	15,000	1034

Exhibit d

Escrow Agreement

Escrow Agreement

            This Escrow Agreement (the "Agreement") is entered into this _22_ day of October 2001 by and between Cyberlux Corporation, a Nevada corporation (hereinafter referred to as "Debtor"), and Corporate Regulatory Services, LLC, a Nevada Limited Liability Company (hereinafter referred to as "CRS").

RECITALS

            WHEREAS, Debtor has entered into a Loan Agreement of even date herewith with OneCap, a Nevada corporation ("Lender"), whereby certain assets of Debtor, a complete description of which is contained at Exhibit C to the Loan Agreement (the "Collateral"), shall be held in escrow to secure the repayment of said loan; and

            WHEREAS, Debtor desires to utilize CRS as the Escrow Agent required under the terms of the Loan Agreement.

            NOW, THEREFORE, Debtor and CRS hereby agree as follows:

            1. Escrow of Collateral. The Collateral shall be placed directly into the custody and control of CRS. CRS shall continue to hold the Collateral in escrow until such time as Break of Escrow occurs, as defined in Paragraph 2 below. CRS agrees and acknowledges that this agreement and the escrow held by it pursuant to the terms of this agreement is in favor of Lender and for the express benefit of Lender, or its assigns, as described in the Loan Agreement.

            2. Break of Escrow. The occurrence of any of the following events shall be a "break of escrow", and CRS shall break escrow as indicated:

2.1	If CRS receives joint written notification from Debtor and Lender that the obligations of the Note have been satisfied in full, CRS shall return the Collateral to Debtor.
2.2.

 If CRS receives notification from Lender of Default, CRS shall, unless a court of competent jurisdiction orders it otherwise, release the Collateral to Lender providing receipt of evidence reasonably satisfactory to CRS that Borrower has been notified (if applicable, in accordance with the Loan Agreement) and was given a right to cure which Borrower failed to satisfy.

2.3

 If CRS receives joint written notification from Lender and Debtor that the Loan Agreement has been otherwise terminated, CRS shall dispose of the Collateral as directed in the joint written instructions.

            3. Duties of Escrow Agent. Except as provided in this Agreement and except for Escrow Agent's willful misconduct or gross negligence, Escrow Agent shall have no liability or obligation with respect to the Escrow Account. Escrow Agent's sole responsibility shall be for the safekeeping, and disbursement of the Escrow Account in accordance with the terms of this Agreement. Although right to ownership of shares will transfer per the terms of this Agreement, any or all "physical" transference or disbursement of Promotional Shares will be made under the conditions and terms of the Promotional Share Escrow Agreement drafted per the request of the Arkansas Securities Division. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Account, or to appear in, prosecute or defend any such legal action or proceedings. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully protected from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel. Debtor shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

            4. Indemnification. From and at all times after the date of this Escrow Agreement, Debtor shall, to the fullest extent permitted by law and to the extent provided herein, indemnify, defend, and hold harmless Escrow Agent against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by or asserted against Escrow Agent from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Agreement or any transactions contemplated herein, whether or not the Escrow Agent is a party to any such action, proceeding, suit or the target of any such inquiry or investigation; provided, however, that the Escrow Agent shall not have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of the Escrow Agent. If any such action or claim which Escrow Agent is entitled to indemnification hereunder shall be brought or asserted against the Escrow Agent, the Escrow Agent shall promptly notify Debtor in writing, and Debtor shall assume the defense thereof, including the employment of counsel and the payment of all expenses. The Escrow Agent shall, in its sole discretion, have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by the Escrow Agent unless (i) Debtor agrees to pay such fees and expenses, or (ii) Debtor shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of Escrow Agent, to employ counsel satisfactory to the Escrow Agent in any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both Escrow Agent and Debtor, and Escrow Agent shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Debtor. All such fees and expenses payable by Debtor pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. All of the foregoing losses, damages, costs and expenses of Escrow Agent shall be payable by Debtor upon demand by Escrow Agent. The obligations of Debtor under this Section 4 shall survive any termination of this Agreement and the resignation or removal of Escrow Agent. Nothing contained in this Section 4 shall impair, limit, modify or affect the rights of the Lender and Debtor, as between themselves.

            5. Resignation of Escrow Agent. Escrow Agent may resign from the performance of its duties hereunder at any time by giving thirty (30) days prior written notice to Debtor and Lender. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent as provided herein. Upon any such notice of resignation or removal, Debtor and Lender mutually shall agree upon and appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $100,000,000, unless waived by Lender. Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement.

            6. Receipt. By its execution and delivery of this Agreement, Escrow Agent acknowledges receipt of the Escrowed Shares as listed on Exhibit C to the Loan Agreement.

            7. Payment of Escrow Fees. Upon execution of this Agreement, Debtor shall pay to CRS the sum of seven hundred fifty dollars ($750.00) as fees for acting as Escrow Agent.

            8. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by a written agreement signed by Debtor, Lender, and CRS.

            9. Waiver of Compliance; Consents.

                9.1 Any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the performance of such obligation, covenant or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, or agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                9.2 Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.

            10. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

            11. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

            12. Attorneys' Fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

            13. Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period shall begin to run on the next day that is not a Saturday, Sunday or legal holiday.

            14. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA. THE PARTIES AGREE THAT ANY LITIGATION RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT MUST BE BROUGHT BEFORE AND DETERMINED BY A COURT OF COMPETENT JURISDICTION WITHIN CLARK COUNTY, NEVADA.

            15. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

            16. Confidentiality. The parties shall keep this Agreement and its terms confidential, but any party may make such disclosures as it reasonably considers are required by law or necessary to obtain financing. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to, financial records, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation.

            17. Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees).

            18. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effecting during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid and unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in nature in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

            19. Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, facsimile signatures shall be treated as originals until such time that applicable pages bearing non-facsimile signatures are obtained from the relevant party or parties.

            IN WITNESS WHEREOF, the parties hereto have set their hands this _22_ day of October 2001.

Cyberlux Corporation, a	Corporate Regulatory Services, LLC, a
Nevada Corporation ("Debtor")	Nevada Limited Liability Company ("CRS")

by:___________________________	by:___________________________
Donald Evans, President	Glen E. Greenfelder, President

Lender consent to terms of this agreement:

OneCap, a Nevada Corporation

by:___________________________
Vincent Hesser, President

Exhibit E

Warrant Certificate

CYBERLUX CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
WARRANT CERTIFICATE

This Warrant Certificate certifies that

OneCap

is the registered holder of

Five Hundred Thousand (500,000)

            Warrants (the "Warrants") expiring October 22, 2004, $0.001 par value per share, of Cyberlux Corporation, a Nevada corporation (the "Company"). Each Warrant entitles the holder to purchase from the Company on or after the date hereof and on or before the close of business on October 22, 2004, one fully paid nonassessable share of Common Stock $0.001 par value per share, of the Company (the "Shares") at the exercise price (the "Exercise Price") of $0.001 payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office of the Company, or at such other place as the Company may designate by notice to the Holder, but only subject to the conditions set forth herein.

            Holder shall have the right to Exercise the Warrants upon the signing of this Agreement, and if so doing, shall have the right to have the Warrant Shares registered with the Companies initial registration with the SEC.

            Holder shall have the right to transfer the rights to purchase Warrants, and if so doing, each holder shall retain any and all rights granted to Warrants.

            The Company has the right to call in the Warrant prior to the Warrant's Expiration Date upon thirty (30) days written notice to holder of the warrant should the company obtain a "firm commitment" underwriting agreement.

            Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

DATE: ___October 22, 2001_______

_____________________________	___________________________________
Donald Evans, President	John Ringo, Secretary

            The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring October 22, 2004 to purchase shares of Common Stock, $0.001 par value per share of the Company.

            Warrants may be exercised to purchase Shares from the Company on or after the date hereof and on or before October 22, 2004, at the Exercise Price set forth on the face hereof. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering the Warrant Certificate, with the form of election to purchase set forth herein properly completed and executed, together with payment of the Exercise Price at the office of the Company. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

            Warrant Certificates, when surrendered at the office of any, by the registered holder thereof in person or by legal representative by attorney duly authorized in writing may be exchanged in the manner and subject to the limitations provided in the Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of the Warrants.

            Upon due presentation for registration or transfer of this Warrant Certificate at the office of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate without charge except for any tax or other governmental charge imposed in connection therewith.

            The Company and the Company may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing thereon made by anyone) for the purpose of any exercise of conversion thereof and for all other purposes, and neither the Company nor the Company shall be affected by any notice to the contrary.